EXHIBIT 21.1

NIGHTFOOD HOLDINGS, INC.
SUBSIDIARIES OF REGISTRANT

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR OGRANIZATION
Nightfood, Inc.	New York
MJ Munchies, Inc.	Nevada